EXHIBIT 2.2

C&S 515 (Rev. 3/00)
MICHIGAN DEPARTMENT OF CONSUMER & INDUSTRY SERVICES CORPORATION AND LAND DEVELOPMENT BUREAU
Date Received	(FOR BUREAU USE ONLY)
This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.
Name Dickinson Wright PLLC, Attn: Todd A. Svanda
Address 215 S. Washington Square, Suite 200
City Lansing	State Michigan	Zip Code 48933	EFFECTIVE DATE:
Document will be returned to the name and address you enter above. If left blank document will be mailed to the registered office.

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
For use by Domestic Profit and Nonprofit Corporations
(Please read information and instructions on the last page)

          Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1. The present name of the corporation is: MLM Holdings, Inc. 2. The identification number assigned by the Bureau is: 436-992

3. Article 1,3,6,7,9-12,15 of the Articles of Incorporation is hereby amended to read as follows: The name of the corporation is ProNet Services, Inc. ("Corporation").

COMPLETE ONLY ONE OF THE FOLLOWING:

4.	(For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors or trustees.)

The foregoing amendment to the Articles of Incorporation was duly adopted on the ___________ day of _______________, _______, in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

Signed this _________ day of ______________, ________

	(Signature)	(Signature)

	(Type or Print Name)	(Type or Print Name)

	(Signature)	(Signature)

	(Type or Print Name)	(Type or Print Name)

5.	(For profit and nonprofit corporations whose Articles state the corporation is organized on a stock or on a membership basis.)

The foregoing amendment to the Articles of Incorporation was duly adopted on the ___________ day of May, 2001 by the shareholders if a profit corporation, or by the shareholders or members if a nonprofit corporation (check one of the following)

[X]	at a meeting the necessary votes were cast in favor of the amendment.

[ ]

by written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

[ ]	by written consent of all the shareholders or members entitled to vote in accordance with Section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.

[ ]	by the board of a profit corporation pursuant to Section 611(2).

Profit Corporations	Nonprofit Corporations

Signed this___ day of ___________, ____	Signed this___ day of ____________, ____

By	By
(Signature of an authorized officer or agent)	(Signature of President, Vice-President, Chairperson or Vice-Chairperson)

(Type or Print Name)	(Type or Print Name)	(Type or Print Title)

6.	(For a nonprofit corporation whose Articles state the corporation is organized on a directorship basis.)

The foregoing amendment to the Articles of Incorporation was duly adopted on the ___________ day of ___________________, ____________ by the directors of a nonprofit corporation whose articles of incorporation state it is organized on a directorship basis (check one of the following)

	[ ]	at a meeting the necessary votes were cast in favor of the amendment.

	[ ]	by written consent of all directors pursuant to Section 525 of the Act.

Signed this _______________ day of _____________________________, _______

By
(Signature of President, Vice-President, Chairperson or Vice-Chairperson)

		(Type or Print Name)	(Type or Print Name)

C&S 515
Name of person or organization remitting fees:	Preparer's name and business telephone number:

Dickinson Wright PLLC	Todd A. Svanda

(517) 371-1730

INFORMATION AND INSTRUCTIONS

1.	The amendment cannot be filed until this form, or a comparable document, is submitted.

2.

Submit one original of this document. Upon filing, the document will be added to the records of the Corporation and Land Development Bureau. The original will be returned to your registered office address, unless you enter a different address in the box on the front of this document.

Since this document will be maintained on optical disk media, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

3.

This Certificate is to be used pursuant to the provisions of section 631 of Act 284, P.A. 1972 or Act 162, P.A. of 1982, for the purpose of amending the Articles of Incorporation of a domestic profit corporation or nonprofit corporation. Do not use this form for restated articles.

4.	Item 2 - Enter the identification number previously assigned by the Bureau. If this number is unknown, leave it blank.

5.

Item 3 - The article(s) being amended must be set forth in its entirety. However, if the article being amended is divided into separately identifiable sections, only the sections being amended need be included.

6.	For nonprofit charitable corporations, if an amendment changes the term of existence to other than perpetual, Attorney General Consent should be obtained at the time of dissolution.

7.	This document is effective on the date endorsed "filed" by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated as an additional article.

8.	Signatures:
Profit Corporations:
	1)	Item 4 must be completed and signed by at least a majority of the Incorporators listed in the Articles of Incorporation.
	2)	Item 5 must be completed and signed by an authorized officer or agent of the corporation.
Nonprofit Corporations:
	1)	Item 4 must be completed and signed by all of the incorporators listed in the Articles of Incorporation.
	2)	Item 5 or 6 must be completed and signed by either the president, vice-president, chairperson or vice-chairperson.

9.	NONREFUNDABLE FEE: Make remittance payable to the State of Michigan. include corporation name and identification number on check or money order $10.00

ADDITIONAL FEES DUE FOR INCREASEDAUTHORIZED SHARES OF PROFIT CORPORATIONS ARE:
each additional 20,000 authorized shares or portion thereof	$30.00
maximum fee per filing for first 10,000,000 authorized shares	$5,000.00
each additional 20,000 authorized shares or portion thereof in excess of 10,000,000 shares	$30.00
maximum fee per filing for authorized shares in excess of 10,000,000 shares	$200,000.00

To submit by mail:	To submit in person:
Michigan Department of Consumer & Industry Services	6546 Mercantile Way
Corporation and Land Development Bureau	Lansing, Ml
Corporation Division	Telephone: (517) 241-6400
7150 Harris Drive
P.O. Box 30054	Fees may be paid by VISA or Mastercard
Lansing, MI 48909	when delivered in person to our office.

To submit electronically: (517) 334-8048 or (517) 334-6800

*To use this service complete a MICH-ELF application to provide your VISA or Mastercard number. Include your assigned Filer number on your transmission. To obtain an application for a filer number, contact (517) 241-6420 or visit our WEB site at http://www.cis.state.mi.us/corp/.

ATTACHMENT TO CERTIFICATE OF
AMENDMENT TO THE ARTICLES OF INCORPORATION
OF MLM HOLDINGS, INC.

ARTICLE 1

Name

          The name of the Corporation is Professionals Direct, Inc. ("Corporation").

ARTICLE 3

Authorized Shares

          The total authorized shares of the Corporation shall be 5,500,000 consisting of 5,000,000 shares of common stock, without par value and 500,000 shares of preferred stock without par value. The preferred shares of stock, may be issued by resolution of the Board of Directors, and shall have such other rights and preferences provided for in such resolution.

ARTICLE 6

Personal Liability of Directors

          A director of the Corporation shall not be personally liable to the Corporation or its shareholders for money damages for any action taken or any failure to take any action as a director, except liability for any of the following:

                    (a)          The amount of a financial benefit received by a director to which he or she is not entitled.

                    (b)          Intentional infliction of harm on the Corporation or the shareholders.

                    (c)          A violation of Section 551 of the Michigan Business Corporation Act (the "Act").

                    (d)          An intentional criminal act.

          Any repeal, amendment or other modification of this Article 6 shall not adversely effect any right or protection of a director of the Corporation existing at the time of such repeal, amendment or other modification. If the Act is amended after this Article 6 becomes effective to authorize corporate action further eliminating or limiting personal liability of directors, then the liability of directors shall be eliminated or limited to the fullest extent permitted by the Act as so amended.

ARTICLE 7

Shareholder Meetings

          Any action required or permitted by the Act, these articles of incorporation or the bylaws of the Corporation shall be valid if taken at an annual or special meeting of shareholders held in accordance with the provisions of the bylaws at which a quorum is present, if the minimum number of votes necessary to authorize or take the action are cast in favor of the action upon which the vote is taken.

ARTICLE 9

Vote of Shareholders

          Except as otherwise provided in the Act, these articles of incorporation or the bylaws, each outstanding share is entitled to one (1) vote on each matter submitted to a vote. Voting rights pertaining to the shares of the Corporation shall not be affected by the provisions of the Michigan Business Corporation Act, MCL 450.1790 et. seq., regarding "Control Share Acquisitions" and the voting rights of all shares of the same class shall be identical, irrespective of the method by which the shares are acquired. A vote may be cast either orally or in writing. Any action to be taken by vote of the shareholders, shall be authorized by the affirmative vote of the holders of a majority of the shares present and entitled to vote on the action at a meeting in which a quorum is present, unless a greater vote is required by these articles of incorporation, the bylaws or the Act.

ARTICLE 10

Business Combinations

          Any transaction which would result in a Business Combination (as that term is defined in the Michigan Business Corporation Act, Chapter 7A, MCL 450.1776 et. seq.) shall be subject to the approvals and requirements of Chapter 7A, including the vote required by MCL 450.1780, regardless of whether an exemption from Chapter 7A would otherwise be applicable.

ARTICLE 11

Indemnification

          The Corporation shall indemnify its directors to the fullest extent permitted by the Act and the Corporation may, by board of director action, indemnify its officers, employees and agents to the fullest extent permitted by the Act.

ARTICLE 12

Amendment

          The shareholders of the Corporation may amend or repeal the bylaws or adopt new bylaws. Such action may be taken by written consent or at any meeting of shareholders upon the affirmative vote or written consent of the holders of a majority of the shares, issued, outstanding and entitled to vote. The bylaws shall not be amended, altered or repealed by the board of directors.

ARTICLE 15

Board of Directors

          The number of directors which shall constitute the whole board of directors ("board of directors") shall be not less than five (5) and not more than nine (9), the specific number to be determined from time to time by the board; provided however that the initial board of directors which shall hold office until the next annual meeting of shareholders, shall be comprised of six (6) persons.

          The directors shall be divided into three classes, each to be as nearly equal in number as possible. The term of office of directors in the first class shall expire at the first annual meeting of shareholders after their election, that of the second class shall expire at the second annual meeting after their election, and that of the third class shall expire at the third annual meeting after their election. At each annual meeting, after such classification, a number of directors equal to the number of the class whose term expires at the time of the meeting shall be elected to hold office until the third succeeding annual meeting. Directors need not be shareholders.

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